EXHIBIT 99.3

                           AGREEMENT TO ACQUIRE SHARES

THIS AGREEMENT TO ACQUIRE SHARES (hereafter referred to as the "Agreement") is made and entered into on August 9, 2002, by and between Imaging Technologies Corporation (hereafter referred to as "ITEC"), a Delaware corporation, with principle executive offices located at 15175 Innovation Drive, San Diego, California 92128, and Greenland Corporation. (hereafter referred to as "GLCP.") a Nevada corporation, with principal offices located at 2111 Palomar Airport Road, Suite 200, Carlsbad, California 920096.

                                   RECITALS

     WHEREAS, ITEC and GLCP feel that forming a business relationship would be beneficial to both parties; and

     WHEREAS, ITEC wishes to purchase shares of common stock from GLCP in sufficient quantity to result in ITEC owning from sixty percent (60%) to ninety percent (90%) of the issued and outstanding common stock of GLCP as defined herein; and

     WHEREAS, GLCP wishes to issues shares of its common stock to ITEC in such quantities;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows:

1.     CONSIDERATION

1.1 Prior to the Closing (as hereinafter defined), GLCP will complete a reverse split, or consolidation, of its shares of common stock at a ratio of 1 new GLCP share for 50 current GLCP shares (the actual date of which shall be the "Reverse Date").

1.2 At the Closing, GLCP will issue to ITEC a sufficient quantity of shares of GLCP common stock, which will carry a legend indicating that they have not been registered with the Securities and Exchange Commission (SEC) such that ITEC will own at least sixty percent (60%) of the total issued and outstanding common stock of GLCP as of the Reverse Date (for example: Assuming GLCP currently has 350,000,000 issued and outstanding shares and consummates a 50-1 reverse split leaving 7,000,000 issued and outstanding; GLCP would issue to ITEC 10,500,000 shares for a total of 17,500,000 issued and outstanding of GLCP)(referred to as the "Issued and Outstanding Base" or "IOB").

1.3 At the Closing, ITEC will pay GLCP One million, three hundred eighty thousand. Six hundred dollars ($1,380,600.00) in the form of an interest-free (or bearing interest at such rate as the IRS may deem to be the minimum interest rate, with any such interest payable on the same conversion terms as the principal) convertible promissory note, due two (2) years from the Closing, convertible into ITEC common stock at the average of the closing prices for the ten (10) trading days immediately preceding the date of the notice of conversion delivered by GLCP to ITEC (the "Convertible Note").

1.4 At the Closing, GLCP will issue to ITEC, warrants to purchase an additional shares of GLCP common stock, necessary to result in ITEC owning the percentage of the issued and outstanding shares of GLCP common stock shown below, at an exercise price of $0.0008 per share. The exercise price of the warrants may be paid by ITEC, at its sole discretion in cash or in the form of convertible notes with the same terms as the Convertible Note.

1.4.1 If, ninety (90) days after the Closing, GLCP has booked PEO contracts in the minimum amount of Two million dollars ($2,000,000.00) per month, warrants to purchase a sufficient number of shares of GLCP common stock will vest such that, upon exercise of such warrants, ITEC would own at least seventy percent (70%) of the issued and outstanding common stock of GLCP as of the IOB (for example, if the IOB is 17,500,000 and ITEC owns 10,500,000 or 60% as of IOB, therefore ITEC would be issued 5,833,000 shares for a total issued and outstanding of 23,333,000 or 70% of issued and outstanding ).
1.4.2 If, one hundred eighty (180) days after the Closing, GLPC has booked PEO contracts in the minimum amount of Three million dollars ($3,000,000.00) per month, warrants to purchase a sufficient number of shares of GLPC common stock will vest such that, upon exercise of such warrants, ITEC would own at least Eighty percent (80%) of the issued and outstanding common stock of GLCP as of the IOB (for example, if the IOB is 17,500,000 and ITEC owns 10,500,000 or 60% as of IOB, therefore ITEC was issued 5,833,000 shares for a total issued and outstanding of 23,333,000 or 70% of issued and outstanding and now is issued an additional 11,667,000 shares for a total of 35,000,000 issued and outstanding or 80%).

1.4.3 If, two hundred seventy (270) days after the Closing, GLPC has booked PEO contracts in the minimum amount of Four million dollars ($4,000,000.00) per month, warrants to purchase a sufficient number of shares of GLPC common stock will vest such that upon exercise of these warrants, ITEC would own at least Ninety percent (90%) of the issued and outstanding common stock of GLCP. as of the IOB (for example, if the IOB is 17,500,000 and ITEC owns 10,500,000 or 60% as of IOB, therefore ITEC was issued 5,833,000 shares for a total issued and outstanding of 23,333,000 or 70% of issued and outstanding and ITEC was issued an additional 11,667,000 shares for a total of 35,000,000 issued and outstanding or 80% and ITEC is now issued an additional 35,000,000 shares for a total of 70,000,000 issued and outstanding).

1.5 ITEC shall pay the sum of $2,500 to the auditors for GLCP in connection with the preparation and filing of the Form 10Q-SB for the period ended June 30, 2002. ITEC acknowledges that said amount is currently due and payable and the Form 10Q-SB which filing is due August 15, 2002, can not be filed until such payment is made.

1.6 ITEC agrees to pay all costs and expenses in connection with the filing of the proxy for GLCP to obtain shareholder approval for this transaction and to obtain approval for reverse stock split.

2.     CLOSING

2.1 The Closing shall occur at the offices of ITEC no later than September 13, 2002.

2.2     ITEC  shall  deliver  the  following  at  the  Closing:

2.2.1 an Officer's Certificate as to (i) the accuracy at Closing of all of ITEC's representations and warranties as if made at and as of the Closing Date,
(ii) the fulfillment of all of ITEC's agreements and covenants to be performed at or before the Closing Date, and (iii) the satisfaction of all Closing conditions to be satisfied by ITEC; and

2.2.2 certified copies of resolutions adopted by ITEC's Board of Directors approving the execution, delivery and performance of this Agreement and approving all of the transactions contemplated by this Agreement; and

2.2.3     the  Convertible  Note,  as  described  above;  and

2.2.4 such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated hereby.

2.3     At  the  Closing,  GLCP  shall  deliver  the  following:

2.3.1 an Officer's Certificate as to (i) the accuracy at Closing of all of GLCP's representations and warranties as if made at and as of the Closing Date,
(ii) the fulfillment of all of GLCP's agreements and covenants to be performed at or before the Closing Date, and (iii) the satisfaction of all Closing conditions to be satisfied by GLCP;

2.3.2 certified copies of resolutions adopted by GLCP's Board of Directors approving the execution, delivery and performance of this Agreement and approving all of the transactions contemplated by this Agreement;

2.3.3 certified copies of resolutions approved by GLCP's stockholders approving the reverse stock split and change of control;

2.3.4 share certificates representing a sufficient number of shares of GLCP common stock to provide ITEC with ownership of not less than sixty percent (60%) of the issued and outstanding common stock of GLCP, duly issued in the name of ITEC;

2.3.5 the resignation of the current officers and directors of GLCP, as requested by ITEC, effective at the Closing; and

2.3.6 such other endorsements, instruments or documents as may be necessary or appropriate to carry out the transactions contemplated hereby or are reasonably requested by ITEC to demonstrate satisfaction of the GLCP Pre-Closing Actions.

3.         REPRESENTATIONS  AND  WARRANTIES  OF  GLCP

GLCP represents and warrants to ITEC as of the execution of this Agreement and as of the date of the Closing as follows:

3.1 GLCP has all of the requisite right, power and authority, subject to obtaining the approval of GLCP stockholders, without the consent of any other person or entity, to execute and deliver this Agreement and the agreements to be executed and delivered hereby and to carry out the transactions contemplated hereby and thereby. All actions required to be taken by GLCP to authorize the execution, delivery and performance of this Agreement and all agreements and transactions contemplated hereby have been duly and properly taken, with the exception of those actions specifically identified in Section 6 hereof ("Conditions Precedent to Obligations of ITEC") to be taken by GLCP subsequent to the execution of this Agreement but prior to the Closing.

3.2 This Agreement and the other agreements and other documents to be delivered at the Closing by GLCP have been duly executed and delivered by GLCP and constitute valid and binding obligations of GLCP enforceable in accordance with their respective terms. The execution and delivery of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby will not (immediately, or upon notice, with the passage of time, or both) result in the creation of any lien, charge or encumbrance of any kind or the termination or acceleration of any indebtedness or other obligation of GLCP, and are not prohibited by, do not and will not violate or conflict with any provision of, and do not and will not constitute a default under or a breach of (i) the articles of incorporation or bylaws of GLCP, (ii) any contract, agreement or other instrument to which GLCP is a party or by which GLCP is bound, (iii) any order, decree or judgment of any court or governmental agency binding upon GLCP, or (iv) any law, rule or regulation applicable to GLCP.

3.3.
3.3.1 GLCP is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has full power and authority and all requisite rights, licenses and permits to carry on its business as it is presently conducted by GLCP. GLCP maintains its primary office in the State of California.

3.3.2 Except as set forth on Schedule 3.3 all of the GLCP shares have been duly and validly authorized and granted or sold and there are no contributions, capital calls or other amounts outstanding with respect to any GLCP shares. The GLCP shares were not issued in violation of any preemptive or other right of any person. There are no outstanding options, rights, warrants, conversion rights or other agreements or commitments to which GLCP is a party or binding upon GLCP for the sale or transfer by GLCP of any interest in GLCP except as described on
Schedule  3.3.

3.3.3 With respect to the shares of GLCP common stock to be delivered under this Agreement, GLCP hereby represents and warrants that it has used best efforts to file all reports and other documents required to be filed by the SEC, the NASD and any state securities administration, and it shall use best efforts to continue to timely file and maintain such documents in order for investors in the GLCP Shares to be able to make public sales of such shares under Rule 144 under the Securities Act of 1933; all of such filings are and will be true and correct when filed, and have not and will not contain any statement which is false or materially misleading; and ITEC has not received any communication from any federal or state securities agency which asserts or indicates that either of the statements made in the preceding two clauses is untrue.

3.4 Other than approval by a majority of the holders of the common shares of GLCP, no approval, authorization, registration, consent, order or other action of or filing with any person, including any court, administrative agency or other governmental authority, is required for (i) the execution and delivery of this Agreement or the agreements contemplated hereby, or (ii) the consummation of the transactions contemplated hereby and thereby.

3.5

3.5.1 The unaudited financial statements for GLCP at and as of June 30, 2002 ("GLCP Financial Statements") (i) are attached hereto as Schedule 3.5; and (ii) are accurate and complete.

3.5.2 GLCP is not subject to any liability or obligation (whether absolute, accrued, contingent or otherwise and whether matured or unmatured) other than liabilities and obligations described in the GLCP Financial Statements and/or on
Schedule  3.5.

3.6 The books of account and other records (financial and otherwise) of GLCP are complete and correct and are maintained in accordance with good business practices and generally accepted accounting practices.

3.7 Since June 30, 2002, GLCP has operated its business only in the ordinary course, and there has not been any of the following in connection with GLCP except as disclosed in the GLCP Financial Statements, Schedule 3.5 or as set forth below:

3.7.1 any material adverse change in the financial condition, assets, liabilities, personnel, prospects or business affairs of GLCP in its relationships with suppliers, vendors, customers, representatives, employees or others, nor has there been the occurrence of any event or condition which could reasonably be expected to have such an effect;

3.7.2     any  declaration  or  payment  of  any dividend or other distribution;

3.7.3 any forgiveness, cancellation, write-off or write-down of debts or claims, or waiver of any rights related to GLCP other than in the ordinary course of negotiating settlements of creditor claims and settlement of litigation filed against GLCP, as disclosed on Schedule 3.7;

3.7.4 any increase or decrease in the compensation, benefits or method or rate of reimbursement paid, payable or to become payable by GLCP to any employee, independent contractor or other person who renders services in connection with GLCP or its business, or any payments of compensation other than salary to any of such employees;

3.7.5     any  incurrence  of  debt;

3.7.6 any entry into any material agreement, commitment or transaction in excess of ten thousand dollars ($10,000) or any capital expenditure in excess of five thousand dollars ($5,000);

3.7.7 any incurrence of any security interest, lien, charge, encumbrance or claim on, or any damage or loss to, any of the assets of GLCP;

3.7.8 any change in the method of operation or practices of GLCP, including any change in the accounting, billing or invoicing procedures of GLCP;

3.7.9 any sale, transfer or disposal by or for GLCP or purchase by or for GLCP of any properties or assets, except in the ordinary course of negotiating settlements of creditor claims and settlement of litigation as disclosed on
Schedule  3.7;  or

3.7.10 any agreement, commitment or understanding by GLCP to do any of the foregoing.

3.8 GLCP owns or otherwise controls the contracts, assets, leases, accounts receivable, trademarks, patents and other tangible and intangible property which is carried on its Financial Statements, and GLCP has good and marketable title to such assets, and such assets are not and will not be subject to any pledge, option, escrow, hypothecation, lien, security interest, financing statement, lease, license, easement, right of way, encumbrance or other restriction of any kind except as disclosed on Schedule 3.8.

3.9     GLCP  does  not  own  any  real  property.

3.10 Except as described on Schedule 3.10, GLCP does not lease any personal property. Schedule 3.10 sets forth an accurate, correct and complete list of all office furnishings and other personal property leased by GLCP.

3.11 Schedule 3.11 contains a list of all information in the nature of trade secrets, know-how or proprietary information, including but not limited to, software, copyrighted and copyrightable material, electronic data processing systems, program specifications and technical information relating to or used by GLCP (the "Proprietary Information"). The Proprietary Information does not violate or infringe upon any trade secret rights, patents, trademarks or copyrights of any other person. Except as set forth on Schedule 3.11, the Proprietary Information is owned exclusively by GLCP and no other person or entity has any claim thereto or rights therein.

3.12 Except as set forth in Schedule 3.12, GLCP has paid all taxes required to be paid and has filed all returns, declarations and reports or information returns and statements required to be filed.

3.13 Except as set forth in Schedule 3.13, GLCP is not engaged in, or a party to, or to the best of GLCP's knowledge, threatened with, any suit, action, proceeding, or investigation or legal, administrative, arbitration or other method of settling disputes, and no officer of GLCP knows, anticipates or has notice of any basis for any such action. GLCP has not received notice of any investigation, suit or proceeding threatened or contemplated by any foreign, federal, state or local government or regulatory authority including, without limitation, those involving GLCP's employment notices or policies or compliance with environmental regulations.

3.14 GLCP has not retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions or finder's fees with respect to this Agreement or the transactions contemplated hereby.

3.15 GLCP has no accounts or notes receivable with the exception of those described in Schedule 3.15, for which no defenses to payment have been asserted, nor does GLCP have reason to believe that such receivables would not be paid (with the exception of the obligor's inability to pay for financial reasons).

3.16 Neither this Agreement nor any attachment, schedule, certificate or other statement delivered pursuant to this Agreement in or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements and information contained herein or therein, in light of the circumstances in which they were made, not misleading. Each schedule delivered pursuant to this Agreement is accurate and complete. To GLCP's knowledge, there is no information necessary to enable a prospective purchaser of GLCP or its common stock to make an informed decision with respect to the purchase of GLCP or its common stock which has not been expressly disclosed to ITEC in this Agreement or in writing in connection with ITEC's due diligence process.

4.          REPRESENTATIONS  AND  WARRANTIES  OF  ITEC

ITEC  hereby  represents  and warrants to GLCP as of the date hereof as follows:

4.1 ITEC has all requisite right, power and authority, without the consent of any other person or entity, to execute and deliver this Agreement and the agreements to be executed and delivered at Closing and to carry out the transactions contemplate hereby and thereby. All actions required to be taken by ITEC to authorize the execution, delivery and performance of this Agreement and all agreements and transactions contemplated hereby have been duly and properly taken.

4.2 This Agreement has been, and the agreements and other documents to be delivered at Closing by ITEC and will be, duly executed and delivered by ITEC and constitute valid and binding obligations of ITEC, enforceable in accordance with their respective terms. The execution and delivery of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby do not and will not violate or conflict with any provision of, and do not and will not constitute a default under or a breach of (i) the Certificate of Incorporation or Bylaws of ITEC,
(ii) any contract, agreement or other instrument to which ITEC is a party, (iii) any order or judgment of any court or governmental agency, or (iv) any law, rule, or regulation applicable to ITEC.

4.3 No approval, authorization, registration, consent, order or other action of or filing with any person, including any court, administrative agency or other governmental authority is required for the execution and delivery by ITEC of this Agreement or the agreements contemplated hereby or the consummation of the transactions contemplated hereby and thereby.

4.4 ITEC is a corporation duly organized and validly existing under the laws of the State of Delaware, and has full corporate power and authority to carry on the business in which it is engaged.

4.5 Except as set forth in Schedule 4.5, ITEC is not engaged in, or a party to, or to the best of its knowledge, threatened with, any suit, action, proceeding, or investigation or legal, administrative, arbitration or other method of settling disputes, which (if determined adversely to ITEC) would materially and adversely affect the ability of ITEC to perform hereunder or under any other agreement, document or instrument required to be executed and delivered by ITEC in connection with the consummation of the transactions contemplated hereby, and ITEC neither knows, anticipates or has notice of any basis for any such action.

4.6 ITEC has not retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions or finder's fees with respect to this Agreement or the transactions contemplated hereby.

4.7     with  respect  to  the  GLCP  Shares  being  acquired  by  ITEC:

4.7.1 ITEC is acquiring the GLCP Shares for its own account, and not with a view toward the subdivision, resale, distribution, or fractionalization thereof; ITEC has no contract, undertaking, or arrangement with any person to sell, transfer, or otherwise dispose of the GLCP Shares (or any portion thereof hereby subscribed for), and has no present intention to enter into any such contract, undertaking, agreement or arrangement;

4.7.2 This subscription for Shares by ITEC is not the result of any form of general solicitation or general advertising;

4.7.3 ITEC hereby acknowledges that: (i) the offering of the GLCP Shares was made only through direct, personal communication between ITEC and GLCP; (ii) ITEC has had full access to material concerning GLCP's planned business and operations, which material was furnished or made available to ITEC by officers or representatives of GLCP; (iii) GLCP has given ITEC the opportunity to ask any questions and obtain all additional information desired in order to verify or supplement the material so furnished; and (iv) ITEC understands and acknowledges that a purchaser of the GLCP Shares must be prepared to bear the economic risk of such investment for an indefinite period because of: (A) the heightened nature of the risks associated with an investment in GLCP, including without limitation the risk of loss of the entire amount of their investment; and (B) illiquidity of the GLCP Shares due to the fact that (1) the GLCP Shares have not been registered under the Securities Act of 1933 (the "Act") or any state securities act (nor passed upon by the SEC or any state securities commission), and (2) the GLCP Shares may not be registered or qualified by ITEC under federal or state securities laws solely in reliance upon an available exemption from such registration or qualification, and hence such Shares cannot be sold unless they are subsequently so registered or qualified, or are otherwise subject to any applicable exemption from such registration requirements; and (3) substantial restrictions on transfer of the GLCP Shares, as set forth by legend on the face or reverse side of every certificate evidencing the ownership of the GLCP Shares;

4.7.4 ITEC is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Act, or, if ITEC is non-accredited, then it has sufficient business expertise and sophistication so as to be able to make a determination concerning the relative risks and merits of an investment in the securities, and has a pre-existing business or personal relationship with at least one of the shareholders, directors or executive officers of GLCP;

4.7.5 ITEC has received material concerning GLCP's planned business and operations and carefully read it; the decision to make an investment in the GLCP Shares has been taken solely in reliance upon the information contained such materials, and such other written information supplied by an authorized representative of GLCP as ITEC may have requested; ITEC acknowledges that all documents, records and books pertaining to this investment have been made available for inspection by ITEC, its attorneys, accountants and purchaser representatives upon request prior to tendering this Settlement Agreement, and that it has been informed by GLCP that the books and records of GLCP will be available for inspection by ITEC or its agents and representatives at any time, and from time to time, during reasonable business hours, upon reasonable notice and upon the signing of a Confidentiality Agreement between ITEC and GLCP; ITEC further acknowledges that it (or its advisors, agents and/or representatives) has had a reasonable and adequate opportunity to ask questions of and receive answers from GLCP concerning the terms and conditions of this subscription, the nature of the GLCP Shares and the business and operations of GLCP, and to obtain from GLCP such additional information, to the extent possessed or obtainable without unreasonable effort or expense, as is necessary to verify the accuracy of the information contained in the materials provided by GLCP; all such questions have been answered by GLCP to the full satisfaction of ITEC; ITEC is not relying upon any oral information furnished by GLCP or any other person in connection with his investment decision, and in any event, no such oral information has been furnished to ITEC which is in any way inconsistent with or contradictory to any information contained in the materials provided to ITEC by GLCP in writing as described above;

4.7.6 ITEC understands and acknowledges that the GLCP Shares will be unsecured by GLCP or any other person, and non-recourse to any shareholder, officer, director, employee, agent or representative of GLCP; and

4.7.7 ITEC has been advised to consult with an attorney regarding all legal matters concerning the purchase and ownership of the GLCP Shares, and with a tax advisor regarding the tax consequences of purchasing such Shares.

5.          COVENANTS

GLCP and ITEC hereby agree to keep, perform and fully discharge the following covenants and agreements.

5.1 GLCP and ITEC agree to use their commercially reasonable efforts to satisfy the Closing conditions set forth herein by the Closing Date, or earlier if possible.

5.2     From  the  date  of  this  Agreement  until  Closing  Date,  GLCP shall:

     5.2.1 use commercial best efforts to preserve intact its business organization, licenses, permits, and securities registrations; and

     5.2.2. perform, in all material respects, all obligations under agreements.

5.3 From the date of this Agreement until the Closing Date, GLCP will not, without the prior written consent of ITEC, do any of the following:

5.2.3 take any action, which would (i) adversely affect the ability of any party hereto to obtain any consents required for the transactions contemplated thereby, or (ii) adversely affect the ability of any party hereto to perform its covenants and agreements;

5.2.4 make any distribution related to earnings any payment of cash to any shareholder of GLCP other than normal payments made in the ordinary course of business consistent with past practices;

5.2.5 impose on any material asset, or suffer the imposition on any material asset of, any lien;

5.2.6 sell, pledge or encumber, or enter into any contract to sell, pledge or encumber, any interest in the assets of GLCP;

5.2.7 purchase, lease or otherwise acquire any assets or properties, whether real or personal, tangible or intangible, or sell, lease or otherwise dispose of any assets or properties, whether real or personal, tangible or intangible, except in the ordinary course of business and consistent with past practices;

5.2.8 grant any increase in compensation or benefits to the employees or officers; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect as of the date hereof and disclosed on the schedules hereto, unless such action is first approved in writing by ITEC's Chief Executive Officer;

5.2.9 enter into or amend any employment contract (unless such amendment is required by law) that GLCP does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Closing;

5.2.10 make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or GAAP;

5.2.11 commence any litigation other than in accordance with past practice, settle any litigation involving any liability for material money damages or restrictions upon the Business;

5.2.12 except in the ordinary course of business and which is not material, modify, amend or terminate any material contract or waive, release, compromise or assign any material rights or claims;

5.2.13 make or commit to make any capital expenditure, or enter into any lease of capital equipment as lessee or lessor;

5.2.14 take any action, or omit to take any action, which would cause any of the representations and warranties contained herein to be or become untrue or incorrect;

5.2.15 make any loan to any person or increase the aggregate amount of any loan currently outstanding to any person that would be payable following the Closing; or

5.2.16 grant any rights, securities or other instruments that include or contain any right to purchase or otherwise obtain common stock of GLCP, which extends beyond the Closing Date.

5.4 From the date of this Agreement until Closing Date, ITEC shall perform in all material respects all obligations under agreements.

5.5 From the date of this Agreement until the Closing Date, ITEC will not, without the prior written consent of GLCP, do any of the following:

5.5.1 take any action, which would (i) adversely affect the ability of any party hereto to obtain any consents required for the transactions contemplated thereby, or (ii) adversely affect the ability of any party hereto to perform its covenants and agreements;

     5.5.2 enter into any agreement or commitment to do any of the foregoing.

6.          CONDITIONS  PRECEDENT  TO  OBLIGATIONS  OF  ITEC

Each and all of the obligations of ITEC to consummate the transactions contemplated by this Agreement are subject to fulfillment prior to or at the Closing of the following conditions:

6.1 ITEC will have completed its due diligence review and satisfied itself that the representations and warranties of GLCP contained herein are accurate and shall be accurate in all respects as if made on and as of the Closing Date. GLCP shall have performed all of the obligations and complied with each and all of the covenants, agreements and conditions required to be performed or complied with by it on or prior to the Closing Date

6.2 No action, suit, proceeding or investigation before any court, administrative agency or other governmental authority shall be pending or threatened wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby, cause such transactions to be rescinded, or which might affect the right of ITEC or its affiliates to own, operate or control GLCP.

6.3 GLCP shall not have been adversely affected in any way by any act of God, fire, flood, accident, war, labor disturbance, legislation, or other event or occurrence, whether or not covered by insurance, and there shall have been no change in the assets or the business GLCP or GLCP's financial condition, properties or prospects, which would have a material adverse effect thereon.

6.4 All corporate, stockholder, regulatory and other actions and proceedings in connection with the transactions contemplated hereby and all documents incidental thereto, and all other related legal matters, shall be satisfactory in form and substance to counsel for ITEC, and ITEC shall have received all such resolutions, documents and instruments, or copies thereof, certified if requested, as its counsel shall have reasonably requested.

6.5 There shall have been no change, circumstance or occurrence that has had or would have a material adverse effect on the business, operations, properties, condition (financial or otherwise) or prospects of GLCP.

7.          CONDITIONS  PRECEDENT  TO  OBLIGATIONS  OF  GLCP

Each and all of the obligations of GLCP to consummate the transactions contemplated by this Agreement are subject to fulfillment prior to or at the Closing of the following conditions:

7.1 The representations and warranties of ITEC contained herein shall be accurate in all respects as if made on and as of the Closing Date. ITEC shall have performed all of the obligations and complied with each and all of the covenants, agreements and conditions required to be performed or complied with on or prior to Closing Date.

7.2 No action, suit, proceeding or investigation before any court, administrative agency or other governmental authority shall be pending or threatened wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.

7.3 All corporate and other actions and proceedings in connection with the transactions contemplated hereby and all documents incidental thereto, and all other related legal matters, shall be reasonably satisfactory in form and substance to counsel for GLCP, and GLCP shall have received all such resolutions, documents and instruments, or copies thereof, certified if requested, as its counsel shall have reasonably requested.

8.          SURVIVAL  AND  INDEMNIFICATION

8.1 All representations, warranties, covenants and agreements contained in this Agreement or in any document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto. All representations and warranties contained in this Agreement shall survive the Closing for the applicable statute of limitations period, and all representations, warranties and covenants to be made or performed after the Closing shall survive the Closing until made or performed and for the applicable statute of limitations period after their due date. The indemnity obligations of each party to this Agreement shall terminate (absent fraud or intentional misrepresentation) one year from the Closing Date. Any claim for indemnification that is asserted within one year of the Closing Date shall survive until resolved or judicially determined. The representations and warranties contained in this Agreement shall not be affected by any investigation, verification or examination by any party hereto or by anyone on behalf of any such party.

8.2

8.2.1 GLCP shall hold harmless and defend ITEC and its successors and assigns from and against any and all claims related to, caused by or arising from (a) any misrepresentation or breach of warranty or failure to fulfill any covenant or agreement of GLCP set forth in this Agreement, or any other misrepresentation, breach of warranty or failure to fulfill a covenant or agreement by GLCP contained in any agreement or other document delivered pursuant hereto, or (b) any and all claims of third parties made based upon facts alleged that, if true, would have constituted such a misrepresentation, breach or failure.

8.2.2 ITEC shall indemnify, hold harmless and defend GLCP and its representatives, officers, members, managers, directors, affiliates, successors and assigns, from and against any and all claims related to, caused by or arising from (i) any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement of ITEC contained herein or in any agreement or other document delivered pursuant hereto, or (ii) any and all claims of third parties made based upon facts alleged that, if true, would constitute such a misrepresentation, breach or failure.

8.3 The party seeking indemnification under this article (the "Indemnified Party") shall give prompt written notice to the indemnifying party (the "Indemnifying Party") of the facts and circumstances giving rise to any claim, provided, however, that an Indemnified Party's failure to give such notice shall not impair or otherwise affect such Indemnified Party's right to indemnification except to the extent that the Indemnifying Party demonstrates actual damage caused by such failure. All rights contained in this article are cumulative and are in addition to all other rights and remedies, which are otherwise available, pursuant to the terms of this Agreement or applicable law. All indemnification rights shall be deemed to apply in favor of the indemnified party's officers, directors, representatives, subsidiaries, affiliates, successors and assigns.

8.4 The Indemnified Party shall not settle or compromise any claim by a third party for which the Indemnified Party is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld), unless legal action shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit within fifteen (15) days after notification thereof as provided herein. In connection with any claim giving rise to indemnification hereunder resulting from or arising out of any claim by a person other than the Indemnified Party, the Indemnifying Party shall, upon written notice to the Indemnified Party, assume the defense of any such claim without prejudice to the right of the Indemnifying Party thereafter to contest its obligation to indemnify the Indemnified Party in respect to the claims asserted therein. If the Indemnifying Party assumes the defense of any such claim, the Indemnifying Party shall select counsel to conduct the defense in such claims and at its sole cost and expense shall take all steps necessary in the defense or settlement thereof. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any claim, without the prior written consent of the Indemnified Party, unless the Indemnifying Party admits in writing its liability to hold the Indemnified Party harmless from and against any losses, damages, expenses and liabilities arising out of such settlement. The Indemnified Party shall be entitled to participate in the defense of any such action with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim resulting therefrom in accordance with the terms hereof, the Indemnified Party may defend such claim in such a manner as it may deem appropriate, including settling such claim after giving notice of the same to the Indemnifying Party on such terms as the Indemnified Party may deem appropriate, and in any action by the Indemnified Party seeking indemnification from the Indemnifying Party in accordance with the provisions of this article, the Indemnifying Party shall not be entitled to question the manner in which the Indemnified Party defended such claim or the amount or nature of any such settlement. In the event of a claim by a third party, the Indemnified Party shall cooperate with the Indemnifying Party in the defense of such action (including making a personal contact with the third party if deemed beneficial) and the relevant records of party shall be made available on a timely basis.

9.          MISCELLANEOUS

9.1.       Payment  of Fees and Expenses. If any legal action or any arbitration
           -----------------------------
or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

9.2.       Entire  Agreement.  This  Agreement,  including  the  documents  and
           -----------------
writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. This Agreement supercedes all prior agreements and understandings between the parties with respect to its subject matter.

9.3.       Governing  Law.  This Agreement shall be governed by and construed in
           --------------
accordance with the laws of the State of California, without regard to its conflict of laws provisions.

9.4.       Notices.  Any  and  all  notices,  demands  or  other  communications
           -------
required or desired to be given by any party shall be in writing and shall be validly given or made to another party if given by personal delivery, telex, facsimile, telegram or if deposited in the United States mail, certified or registered, postage prepaid, return requested.

If  to  ITEC:
        Imaging  Technologies,  Inc.
        15175  Innovation  Drive
        San  Diego,  CA  92128
        Attention:  Brian  Bonar,  CEO

If  to  GLCP:
        Greenland  Corporation
        2111  Palomar  Airport  Road
        Suite  200
        Carlsbad,  California  92009
        Attention:  Thomas  Beener,  CEO

9.5 Titles and Captions. Paragraph titles and captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision.

9.10 Counterpart Signature Pages. This Agreement may be executed by the Parties through counterpart signature pages (and not as part of one document bearing all signatures consecutively), all of which, when together, shall constitute satisfaction of the signature requirements. Facsimile signature pages shall also be acceptable.

9.11 Authority. The undersigned individuals and/or entities execute this Agreement on behalf of their respective parties, and represent and warrant that said individual and/or entities are authorized to enter into and execute this Agreement on behalf of such Parties, that the appropriate corporate resolutions or other consents have been passed and/or obtained (if necessary), and that this Agreement shall be binding on the Party on whose benefit they are executing this Agreement.

9.12 Waiver, Modification and Amendment. All waivers hereunder must be made in a signed writing, and failure by either Party at any time to require the other Party's performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. Any waiver of a breach or violation of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of the provision. This Agreement may be modified or amended only by a later writing signed by all of the Parties.

9.13 Provisions Severable. The Parties expressly agree and contract that it is not the intention of any of them to violate any public policy, statutory or common laws, rules, regulations, treaties or decisions of any government or agency thereof. If any section, sentence, clause, word or combination thereof in this Agreement is judicially or administratively interpreted or construed as being in violation of any such provisions of any jurisdiction, such sections, sentences, words, clauses or combinations thereof shall be inoperative in each such jurisdiction and the remainder of this Agreement shall remain binding upon the Parties in each such jurisdiction.

9.14 Successors. This Agreement is binding upon and shall inure to the benefit of the Parties and each Party's respective successors, assigns, heirs, spouses, agents and personal representatives, enforceable against each of them in accordance with its terms.

9.15 Assignment. This Agreement may not be assigned in whole or in part, by either Party, whether by operation of law or by contract, without the prior, written consent of the other Party, which consent may be given or withheld in the sole and exclusive discretion of such other Party.

9.16 Announcements. Neither Party shall make any public release or filing concerning this Settlement Agreement or the transactions contemplated hereby without prior approval of other Party. If no response is received from the Party of whom response is requested within three (3) business days of receipt, then right to publish such release or filing shall be deemed given.

9.17 Termination. Either Party may immediately terminate this Agreement upon the material breach by the non-terminating Party of any agreement, covenant, representation or warranty contained herein, or (by the non-affected Party) upon the bankruptcy or the filing of any voluntary or involuntary petition for bankruptcy by or against the non-terminating Party, or for the appointment of a receiver for the purpose of liquidation or the making of a request for a moratorium or assignment for the benefit of creditors generally against the non-terminating Party. In the event that this Agreement shall become terminated by reason of any of the foregoing circumstances, then the Parties hereby agree and acknowledge that such termination shall not disturb or unwind the releases of claims given by each Party to the other Party pursuant to
Section 8 of this Agreement, the full and complete consideration for which was its entry into in good faith, and willingness to perform the terms hereof but for the termination of this Agreement by the Party whose actions or circumstances created the right to terminate this Agreement.

IN WITNESS WHEREOF, the parties hereto have set forth their hand as of the date and year first above written.

IMAGING  TECHNOLOGIES  CORPORATION

by:         /s/  Philip  J.  Englund
            Philip  J.  Englund
            Its  Sr.  Vice  President,  General  Counsel  and  Secretary

GREENLAND  CORPORATION

by:     /s/  Thomas  Beener
        Thomas  Beener
        Its:  Chief  Executive  Officer

SCHEDULE  3.3  -  GLCP  SHARE  EXCEPTIONS

SCHEDULE  3.5  -  GLCP  FINANCIAL  STATEMENTS

SCHEDULE  3.7  -  GLCP  DEBT  EXCEPTIONS

SCHEDULE  3.8  -  GLCP  ASSET  EXCEPTIONS

SCHEDULE  3.11  -  GLCP  PROPRIETARY  INFORMATION  AND  INTELLECTUAL  PROPERTY

SCHEDULE  3.12  -  GLCP  TAX  EXCEPTIONS

SCHEDULE  3.13  -  GLCP  LEGAL  EXCEPTIONS

SCHEDULE  3.15  -  GLCP  ACCOUNTS  RECEIVABLE/NOTES  RECEIVABLE  EXCEPTIONS

SCHEDULE  4.5  -  ITEC  LEGAL  EXCEPTIONS